                                                                      EXHIBIT 16

June 28, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Retractable Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K Report dated June 24, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP